Exhibit 23
                                                                      ----------







Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in Registration Statement Nos. 333-141344, 33-67114 and 333-17695 of AMREP Corporation on Form S-8 and in Registration No. 333-141861 of AMREP Corporation on Form S-3 of our reports dated July 16, 2007 relating to our audits of the consolidated financial statements, the financial statement schedule and internal control over financial reporting appearing in the Annual Report on Form 10-K of AMREP Corporation for the year ended April 30, 2007.


/S/ McGladrey & Pullen, LLP
Davenport, Iowa
July 16, 2007